Research Forest Lakeside Building 4 Execution Copy OFFICE LEASE by and between RFL NO. 4 LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and LEXICON PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”) Dated as of July 30, 2024 Exhibit 10.3

-2- 1. TERM 7 2. BASIC ANNUAL RENT AND SECURITY DEPOSIT 7 3. ADDITIONAL RENT 7 4. IMPROVEMENTS AND ALTERATIONS 13 5. REPAIRS 15 6. USE OF PREMISES 15 7. UTILITIES AND SERVICES 18 8. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE 19 9. FIRE OR CASUALTY 22 10. EMINENT DOMAIN 23 11. ASSIGNMENT AND SUBLETTING 24 12. DEFAULT 26 13. ACCESS; CONSTRUCTION 29 14. BANKRUPTCY 30 15. LANDLORD’S LIEN 30 16. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES 30 17. SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY 31 18. PARKING; COMMON AREAS 31 19. MISCELLANEOUS 33 LIST OF EXHIBITS Exhibit A-1 Floor Plan of the Premises Exhibit A-2 Legal Description of the Land Exhibit B Intentionally Deleted Exhibit C Standards for Utilities and Services Exhibit D Building Rules and Regulations Exhibit E Form of Estoppel Certificate Exhibit F Form of Commencement Date Certificate Exhibit G Janitorial Specifications Exhibit H Reserved Parking Space Locations Exhibit I Renewal Option Exhibit J Form of Letter of Credit

3 OFFICE LEASE THIS OFFICE LEASE is made between RFL NO. 4 LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions. LEASE OF PREMISES Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto. The Land, the Building, the related pedestrian walkways, landscaping, fountains, roadways, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land and such additional facilities that are necessary to provide utility or other services to the Land and Building are hereinafter referred to as the “Project”. The Project is part of an office building campus known as Research Forest Lakeside (the “Complex”). The Project contains utility systems and amenities (e.g., private streets, common areas) that benefit all land and buildings thereon in the Complex (the “Complex Shared Facilities and Areas”). The costs and expenses of maintaining, operating, repairing and replacing the Complex Shared Facilities and Areas are allocated among all land and buildings thereon in the Complex. The Complex is subject to the terms of that certain Amended and Restated Declaration of Restrictions, Easements, Covenants and Conditions recorded in the Official Public Records of Real Property of Montgomery County, Texas under Clerk’s File No. 2012009292 (as same may be hereafter amended from time to time, the “RFL Declaration”), which RFL Declaration contains provisions related to operation and maintenance of the Complex Shared Facilities and Areas and will impose certain restrictions, easements, and other covenants and conditions in order to provide for a uniform plan for the development, maintenance and operation of the land and buildings within the Complex. BASIC LEASE PROVISIONS 1. Tenant: Lexicon Pharmaceuticals, Inc., a Delaware corporation (“Tenant”) 2. Building: Research Forest Lakeside Building 4 2445 Technology Forest Boulevard The Woodlands, Texas 77381 3. Description of Premises: Suite 1100, located on a portion of Floor 11 of the Building Premises Size: 25,368 square feet of Rentable Area (which includes a 10.74% single tenant add-on factor and a 16.27% multi-tenant add-on factor) (subject to verification upon the Commencement Date pursuant to Paragraph 2(d)). Building Size: 286,575 square feet of Rentable Area (subject to verification upon the Commencement Date pursuant to Paragraph 2(d) and subject also to Paragraph 18). In the event of any adjustments in the estimated Rentable Areas of the Building and/or Premises pursuant to Paragraph 2(d), all rental and other amounts set forth in these Basic Lease Provisions that are calculated based on the Rentable Area(s) of the Building and/or the Premises shall also be appropriately adjusted pursuant to an amendment to this Lease. 4. Tenant’s Proportionate Share of Operating Costs: 8.85% (See Paragraph 3); provided, however, that Landlord may allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project or Complex, or

4 any other reasonable manner, and if allocated on a building-by- building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building (which the parties stipulate to be 8.85% as of the date of this Lease)(See Paragraph 18). 5. Basic Annual Rent: (See Paragraph 2) Month 1, inclusive: Monthly Installment: $773,724.00 ($30.50/square foot of Rentable Area/annum); $64,477.00 per month, which shall be conditionally abated subject to abatement in accordance with the terms of this Lease. Months 2 - 12, inclusive: Monthly Installment: Month 13, inclusive: Monthly Installment: $773,724.00 ($30.50/square foot of Rentable Area/annum); $64,477.00 per month. $793,067.10 ($31.26/square foot of Rentable Area/annum); $66,088.93 per month, which shall be conditionally abated subject to abatement in accordance with the terms of this Lease. Months 14 - 24, inclusive: Monthly Installment: Month 25, inclusive: Monthly Installment: $793,067.10 ($31.26/square foot of Rentable Area/annum); $66,088.93 per month. $812,893.78 ($32.04/square foot of Rentable Area/annum); $67,741.15 per month, which shall be conditionally abated subject to abatement in accordance with the terms of this Lease. Months 26 - 36, inclusive: Monthly Installment: Month 37, inclusive: Monthly Installment: $812,893.78 ($32.04/square foot of Rentable Area/annum); $67,741.15 per month. $833,216.12 ($32.85/square foot of Rentable Area/annum): $69,434.68 per month, which shall be conditionally abated subject to abatement in accordance with the terms of this Lease. Months 38 - 48, inclusive: Monthly Installment: Month 49, inclusive: Monthly Installment $833,216.12 ($32.85/square foot of Rentable Area/annum); $69,434.68 per month. $854,046.52 ($33.67/square foot of Rentable Area/annum); $71,170.54 per month, which shall be conditionally abated subject to abatement in accordance with the terms of this Lease. Months 50 - 60, inclusive: Monthly Installment: $854,046.52 ($33.67/square foot of Rentable Area/annum); $71,170.54 per month. Months 61 - 65, inclusive: Monthly Installment: $875,397.69 ($34.51/square foot of Rentable Area/annum); $72,949.81 per month. 6. Installment Payable Upon Effective Date: $91,726.46

5 7. Security Deposit Payable Upon Effective Date: $366,905.84 (in the form of a Letter of Credit (see Paragraph 19(gg)) 8. Initial Estimated Amount of Tenant’s Proportionate Share of Operating Costs: Estimated to be $25,981.06 per month for the 2024 calendar year (i.e., $12.29 per square foot of Rentable Area per year), payable in advance, subject to periodic adjustments (See Paragraph 3) 9. Initial Term: The period commencing on the Commencement Date and ending on the Termination Date, unless sooner terminated or extended as provided herein. 10. Commencement Date: September 1, 2025 11. Termination Date: The last day of the sixty-fifth (65th) month from and after the Commencement Date (i.e. January 31, 2031) 12. Broker(s) (See Paragraph 19(k)): Landlord’s Broker: None. Tenant’s Broker: PCR Brokerage Houston, LLC dba Partners Real Estate Company 1360 Post Oak Blvd., Suite 1900 Houston, Texas 77056 Attn: Jon Silberman and Dan F. Boyles, Jr. 13. Number of Parking Spaces: Tenant may use up to ninety-six (96) spaces of unreserved parking spaces for $20.00 per space, plus applicable tax, per month throughout the Initial Term (including any renewal terms) and Tenant may convert and designate up to sixty-one (61) of the unreserved parking spaces to reserved parking spaces, which locations are identified on the attached Exhibit H (“Reserved Parking”), for $60.00 per space, plus applicable tax, per month. Parking in the Parking Garage shall be allocated to the Building on a proportionate basis on each level of the Parking Garage based on the respective Rentable Areas of the buildings. Visitor parking will be permitted in unreserved parking areas of the Parking Garage designated by Landlord from time to time. 14. Number of Fitness Center Passes: Ninety-six (96) passes to the fitness center for the Building (the “Fitness Center”) throughout the Initial Term at a charge of $1,268.40 per month in the aggregate (prorated for any partial year) (the “Fitness Center Fee”). This Fitness Center Fee will be in addition to Tenant’s Proportionate Share of Operating Expenses. The Fitness Center passes must be allocated to specific individual employees of Tenant, as identified to Landlord from time to time, and shall not be pooled for shared use amongst Tenant’s employees.

6 15. Address for Notices: To: TENANT: Prior to occupancy of the Premises: Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place The Woodlands, TX 77381 After occupancy of the Premises: The Premises. To: LANDLORD: Project Management Office: c/o Avison Young 2445 Technology Forest, Suite 110 The Woodlands, Texas 77381 Attn: James T. Warmack With a copy to: RFL No. 4 Limited Partnership 104 S. Cascade, Suite 90 Colorado Springs, Colorado 80903 Attn: James T. Warmack and to: RFL No. 4 Limited Partnership P. O. Box 5308 Texarkana, Texas 75505 Attn: Daniel D. Warmack 16. Place of Payment All payments payable under this Lease shall be sent to Landlord at the Project Management Office at the address specified in Item 15 or to such other address as Landlord may designate in writing. 17. Guarantor: None. 18. Effective Date: See cover page 19. The “State” is the State of Texas. This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 19 which follow) and Exhibits A-1 and A-2, Exhibits B through J, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

7 STANDARD LEASE PROVISIONS 1. TERM (a) The Initial Term of this Lease and the Rent (defined below) shall commence on the Commencement Date referred to in Item 10 of the Basic Lease Provisions. Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. (b) The Premises will be delivered to Tenant upon the Commencement Date referred to in Item 10 of the Basic Lease Provisions. If the Commencement Date is delayed or otherwise does not occur on the Commencement Date referred to in Item 10 of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. (c) Any entries to the Premises by Tenant, its agents, employees, contractors or licensees prior to the Commencement Date shall be subject to all terms and conditions of this Lease other than Tenant’s obligation to pay Rent, which obligation shall not commence until the Commencement Date. (d) Upon the request of Landlord at any time after the Commencement Date, Landlord shall prepare and deliver to Tenant, Tenant’s Initial Certificate in the form of Exhibit F attached hereto or such other form provided by Landlord that is reasonably acceptable to Tenant (the “Certificate”) which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Certificate or provide changes to the Certificate to Landlord within ten (10) business days of its receipt from Landlord, the Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate. Failure of Landlord to send the Certificate shall have no effect on the Commencement Date. 2. BASIC ANNUAL RENT AND SECURITY DEPOSIT (a) Tenant agrees to pay during each month of the Lease Term as Basic Annual Rent (“Basic Annual Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions. Notwithstanding anything contained in this Lease to the contrary, Tenant’s obligations to pay its Basic Annual Rent for Lease Months 1, 13, 25, 37, & 49 shall be abated). (b) Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first (1st) day of each calendar month thereafter until the expiration of the Lease Term. The second (2nd) full monthly installment of Basic Annual Rent shall be payable upon Tenant’s execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date. (c) Intentionally deleted. (d) The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions, and have been confirmed by Landlord’s architect and Tenant’s architect based on ANSI/BOMA Standard Z65.1 - 2017 Method A (the “BOMA Standard”). In the event of any expansions or contractions by Tenant (without implying any right to do so except as

8 may otherwise expressly be provided in this Lease), the expansion space, or the contraction space will be remeasured and recalculated in accordance with such BOMA Standard, or its successor, or if the BOMA Standard is discontinued, in accordance with the then prevailing standard used for calculating rentable area of space in Comparable Building (as defined below). If the Building is remeasured as a result of such physical change, then Landlord shall provide Tenant with a copy of the calculations associated with such remeasurement. Notwithstanding the foregoing, following the initial Term, Landlord may remeasure the Premises and the Building in accordance with the BOMA Standard and in the event of any adjustments to estimated Rentable Areas of the Building and/or the Premises set forth in Item 3 of the Basic Lease Provisions, all rental and other amounts set forth in the Basic Lease Provisions that are calculated based on the Rentable Area(s) of the Building and/or the Premises also shall be appropriately adjusted pursuant to an amendment to this Lease. 3. ADDITIONAL RENT (a) Tenant shall pay to Landlord each month as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of Operating Costs for the Project. Notwithstanding anything contained in this Lease to the contrary, Tenant’s obligations to pay its Additional Rent for Operating Costs for Lease Months 1, 13, 25, 37, & 49 shall be abated. (b) “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building, as determined by Landlord pursuant to Paragraph 18; provided, however, that only with respect to the calculation of Tenant’s Proportionate Share of any franchise or margin tax that Landlord is required to pay under Chapter 171 of the Texas Tax Code or its successor, the denominator of such fraction shall be the number of square feet of Rentable Area in the Building which is then occupied by tenants, as determined by Landlord pursuant to Paragraph 18. (c) “Operating Costs” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, as reasonably determined by Landlord and applied in a consistent manner on a year to year basis, and calculated in accordance with generally accepted accounting principles (“GAAP”), consistently applied, including without limitation, the following: (i) All real property taxes, assessments, license fees, excises, levies, charges, assessments, both general and special assessments, or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, “Real Estate Taxes”). Real Estate Taxes shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Project, the Premises, or on the occupancy or use of space in the Project or the Premises; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; (C) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project or any portion thereof and (D) any general and/or special assessments imposed upon the Project by the Woodlands Commercial Owners Association (or its successor), pursuant to that certain Amended and Restated Declaration of Covenants, Easements and Restrictions for the Complex dated January 27, 2012 and recorded in the Official Public Records of Real Property of Montgomery County, Texas under Clerk’s File No. 2012009292 (as same may be hereafter amended from time to time, the “RFL Declaration”), and/or pursuant to any other easements, covenants, conditions and restrictions now or hereafter affecting the Project and/or Complex, including, without limitation, the RFL Declaration, (E) all amounts incurred by Landlord in respect of the Project’s allocable share of the costs of maintaining, operating, repairing and replacing the Complex Shared Facilities and Areas and any other utility systems and facilities (including, without

9 limitation, chillers and cooling towers), fire protection, irrigation and other systems and facilities benefitting the Complex and other buildings or land within the Complex, which amounts shall include, without limitation, dues and other amounts payable under the RFL Declaration, and (F) all amounts incurred by Landlord in respect of the Project’s allocable share of the costs of operating, managing, repairing and maintaining the Parking Garage, including, without limitation, the costs of providing any security services, personnel and facilities to the Parking Garage. Real Estate Taxes shall not include any estate, inheritance successor, transfer, gift, franchise, corporation, income or profit tax imposed by the State or federal government on Landlord unless such income, franchise, transfer or profit taxes are in substitution for or are in lieu of an addition to any Real Estate Taxes payable hereunder. Real Estate Taxes shall expressly include any tax, assessment or similar charge on the revenues or rents (but not the sales proceeds) from the Premises, the Building, the Project and/or the Complex (including, without limitation, any franchise or margin tax that Landlord is required to pay under Chapter 171 of the Texas Tax Code or its successor) levied against Landlord and/or the Project in substitution for or in lieu of an addition to ad valorem taxes on the Project or otherwise as a result of property tax reform in the State of Texas; and (ii) The cost of utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, gardening and landscaping; insurance, including, but not limited to, commercial general liability, fire, property damage, flood, windstorm, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and special form cause of loss property insurance for up to the full replacement cost of the Project, and such other insurance as is customarily carried by operators of other comparable Class A office buildings in The Woodlands market area (“Comparable Buildings”) to the extent carried by Landlord in its discretion, and the deductible portion of any insured loss otherwise covered by such insurance); the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project; personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project, such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; reasonable costs incurred for administration and management of the Project; property management fees not to exceed three percent (3%) of the gross rentals derived from the Project (the “Management Fee”); the maintenance of any easements or ground leases benefitting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, whether now in force or hereafter enacted, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that improve life-safety systems, or to reduce operating expenses (all such capital costs to be amortized with interest thereon at the rate of ten percent (10%) per annum (the “Amortization Rate”) (as hereinafter defined) over such reasonable periods as Landlord shall reasonably determine); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance, and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; wages and salaries of employees below or at the grade of building manager and the area manager, whose expenses will be allocated based on the Buildings square footage divided by the total square footage of the area managers portfolio; and Common Areas (defined below) repair, resurfacing, operation and maintenance; and the cost of providing security services, if any, deemed appropriate by Landlord. The following items shall be excluded from Operating Costs: (A) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project; (B) Management fees in excess of the Management Fee;

10 (C) Fees for legal services other than in connection with Landlord’s protest of Real Estate Taxes (but not to exceed the amount of any tax reduction or refund resulting therefrom); (D) Any capital expenditures except for those items expressly permitted above; (E) Any costs associated with the leasing, marketing, solicitation, negotiation and execution of leases in the Building including without limitation promotional and advertising expenses, commission, finder’s fees and referral fees, accounting, legal and other professional fees and expenses relating to the negotiation and preparation of any lease; (F) Wages, salaries, fees, and any other form of compensation paid to any employee of Landlord and/or Landlord’s managing agent at or above the grade of Building Manager; (G) Any costs incurred in connection with upgrading the Building to comply with insurance requirements, life safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date; (H) Any costs or expenses related to monitoring, testing, removal, cleaning, abatement or remediation of any Hazardous Material in the Building or on the Land; (I) Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Annual Rent and Operating Costs payable under the lease with such tenant or other occupant; (J) Any depreciation or amortization of the Project except as expressly permitted herein; (K) Costs incurred due to a violation of Law (defined below) by Landlord relating to the Project; (L) Interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money; (M) Costs for sculptures, paintings, fountains or other objects of art or the display of such items; (N) Any increase in Landlord’s insurance premiums caused by a specific use of another tenant or by Landlord to the extent Landlord is reimbursed by such other tenant for such increase. (O) Repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible); (P) Costs (including penalties, fines and legal expenses) incurred due to violation by Landlord or any tenant of the terms and conditions of this Lease or any other lease; (Q) Fees or other compensation paid to subsidiaries or affiliates of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; (R) Rental for ground or underlying lease(s); (S) Except for the Management Fee, Landlord’s general partnership or corporate overhead and general administrative expenses;

11 (T) Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature except in the case of emergency and except equipment which is used in providing janitorial services and which is not fixed to the Building; (U) Any costs, fines, penalties, legal fees or costs of litigation incurred due to violations by Landlord, its employee(s), agents, contractors or assigns, of any governmental rule or authority; (V) Repairs resulting from any defect in the original design or construction of the Project; (W) Interest or penalties due to late payments of taxes, utility bills and other costs; (X) Except as herein provided, federal and state taxes on income; death, estate or inheritance taxes, franchise taxes and any taxes imposed or measured on or by the income of Landlord from the operation of the Building or imposed in connection with any change of ownership of the Building; (Y) Any expense in excess of Landlord’s actual Operating Costs. (Consequently, Landlord may not pass onto the Tenant any cost, which Landlord did not actually pay out other than the amortization of certain capital expenditures as provided herein.); (Z) All extra janitorial and/or cleaning costs for specific tenants to the extent such tenants are obligated to reimburse Landlord directly, or related to construction of improvements to tenant space; and (AA) The costs of any initial “tap fees” or one time lump sum sewer or water connection fees for the Building. (d) Operating Costs that actually vary with the rate of occupancy of the Building for any calendar year during which actual occupancy of the Project is less than one hundred percent (100%) of the Rentable Area of the Project shall be appropriately adjusted (i.e. “grossed up”) to reflect one hundred percent (100%) occupancy of the existing Rentable Area of the Project during such period, except with respect to any tax, assessment or similar charge on the revenues or rents from the Premises, Building, Project and/or the Complex (including, without limitation, any franchise or margin tax that Landlord is required to pay under Chapter 171 of the Texas Tax Code or its successor) levied against Landlord and/or the Project in substitution for or in lieu of an addition to ad valorem taxes on the Project or otherwise as a result of property tax reform in the State of Texas. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Project or others, Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours. Notwithstanding the foregoing, Real Estate Taxes and insurance costs shall not be “grossed-up” in the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a reasonable basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. (e) The initial amount of Tenant’s Proportionate Share of Operating Costs as of the Commencement Date is the amount shown in Item 8 of the Basic Lease Provisions. Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall give to Tenant a written estimate of Tenant’s Proportionate Share of the Operating Costs for the Project for the ensuing year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Within one hundred twenty (120) days after the end of each calendar year (or as soon thereafter as is reasonably practicable), Landlord shall furnish Tenant a statement indicating in reasonable detail the Operating Costs for such period organized by major cost categories (together with any back-up documentation reasonably requested by Tenant), and a reconciliation comparing the written estimate to actual Operating Costs for the calendar year in question (organized in the same manner). If the actual Operating Costs exceed the written estimate for Operating Costs, Tenant, and the parties shall,

12 within thirty (30) days thereafter, pay an amount make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s Proportionate Share of Operating Costs multiplied by actual share of such excess as indicated by such annual statement. In the event that the written estimate of Operating Costs exceeds the actual Operating Costs, an amount equal to Tenant's Proportionate Share of Operating Costs multiplied by said excess. Any payment due Landlord shall be payable by Tenant on demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(e) or refunded to Tenant, if requested by Tenant. (f) All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Costs. (g) Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises and (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. (h) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of Operating Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s independent certified public accountant from a firm of recognized regional standing (but (a) in no event shall Tenant hire or employ an accounting firm of accountants or any person to audit Landlord as set forth under this Paragraph 3 who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent party to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter and the resulting audit report) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records with respect to the determination of Additional Rent for the previous calendar year only, at Landlord’s accounting office. If, after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Costs for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Costs, Tenant shall promptly pay such additional Operating Costs to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto and no adjustments in Tenant’s favor shall be made unless it is determined that Landlord’s original statement was in error in Tenant’s favor by more than four percent (4%). If the audit reveals that Tenant was charged more than four percent (4%) in excess of the amount actually due, Landlord additionally will reimburse Tenant for the commercially reasonable cost of the audit within thirty (30) days after delivery to Landlord not to exceed $3,000.00. Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information. At Landlord’s request, Tenant and any third-party auditor engaged by Tenant shall be required to execute a confidentiality agreement (in a form provided by Landlord) prior to the commencement of any such audit. (i) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Costs for the year in which this Lease terminates,

13 Tenant shall promptly pay any increase due over the estimated Operating Costs paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord. (j) Landlord and Tenant agree that each provision of this Lease for determining charges, amounts, and Additional Rent payments by Tenant is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded. (k) The Basic Annual Rent, the Additional Rent, and any other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, “Rent”. All Rent shall be paid in United States dollars. (l) It is the intent of Landlord and Tenant that the Rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord, the Rents specified herein in each year during the Lease Term, free and clear of any and all impositions, Real Estate Taxes and/or charges or expenses of any nature whatsoever in connection with the ownership, maintenance, repair and operation of the Premises, except as otherwise expressly set forth in this Lease. (m) Notwithstanding anything contained herein to the contrary, beginning on the first day after the first full calendar year following the Commencement Date, Tenant shall not be obligated to pay for Operating Costs which are Controllable Operating Costs (defined below) in any calendar year to the extent they have increased by more than five percent (5%) per year on a cumulative and compounding basis, pro-rated for any partial calendar year, as applicable. Controllable Operating Costs are all Operating Costs except the following: ad valorem taxes, public utilities (such as electricity, water, and gas), insurance, federal and state laws regarding minimum wages, and other services or charges provided/imposed by governmental entities or public utilities. 4. IMPROVEMENTS AND ALTERATIONS (a) Landlord’s shall have no construction obligations and Tenant hereby accepts the Premises in its current AS-IS WHERE-IS condition. Tenant acknowledges that no representations as to the repair of the Premises or the Building, nor promises to alter, remodel or improve the Premises or the Building, have been made by Landlord, except as are expressly set forth in this Lease. (b) Any alterations, additions, or improvements (including, without limitation, any telecommunications/data cabling and wiring installations) made by or on behalf of Tenant to the Premises subsequent to the Commencement Date (“Alterations”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws (as hereinafter defined) and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval, which approval will not be unreasonably withheld, delayed or conditioned. Landlord may monitor construction of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified (in writing) during its review of the plans and specifications for such Alterations that such Alterations would need to be removed by Tenant upon the expiration of this Lease. Landlord shall not unreasonably withhold, condition or delay its approval with respect to what Alterations Landlord may require Tenant to remove at the expiration of the Lease), and (iv) telecommunications/data cabling and wiring installed by or on behalf of Tenant during the Lease Term. If upon the termination of this Lease Tenant is required pursuant to the preceding sentence to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Any improvements or Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities

14 and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord written statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors. (c) Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, or other cosmetic alterations or tenant improvements to the Premises which are cosmetic in nature, in each case provided that (A) such work costs $50,000.00 or less during any 12-month period, (B) such work is performed by Tenant or reliable contractors, (C) such work does not involve any core drilling or the configuration or location of any exterior or interior walls of the Project, (D) such alterations, additions and improvements will not affect (i) the Project’s structure or the Project’s systems (including mechanical, electrical or plumbing), (ii) the provision of services to other Project tenants, or (iii) the appearance of the Common Areas or the exterior of the Project, and (E) Tenant notifies Landlord of such work and the contractors therefor at least ten (10) business days prior to the commencement of any such work. Notwithstanding the foregoing, in the event any Alteration requires a permit, Tenant will use a contractor or subcontractor reasonably approved by Landlord. Tenant acknowledges and agrees that telecommunications/data cabling and wiring installations are Alterations that will require Landlord’s prior written approval as provided in Paragraph 4(b) above. (d) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph 4(d) shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law. 5. REPAIRS (a) Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition consistent with the standards of Comparable Buildings. Except for repairs made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant, for which Landlord shall make at Tenant’s expense (subject to Paragraph 8(f) hereof), Landlord shall make all necessary maintenance, repairs and replacements of the roof, exterior walls, load-bearing columns, foundations, floor slabs, and other structural components of the Project, the mechanical, electrical, plumbing and other Project operating systems and equipment, Common Areas, and exterior lighting and landscaping of the Project consistent with the standards of Comparable Buildings. Except as expressly provided in Paragraph 7, Paragraph 9, and Paragraph 10 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project. (b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in good condition, and (ii) shall bear the cost of maintenance and repair, by contractors approved by Landlord (such approval not to be unreasonably withheld), of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under

15 subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof. (c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted. Prior to the expiration or earlier termination of this Lease, Tenant shall remove from the Premises (i) all trade fixtures, furnishings and other personal property of Tenant that are not attached to the Building, and any Alterations, improvements, and other items required to be removed by Tenant pursuant to Paragraph 4(b) of this Lease, and (ii) all telecommunications/data cabling and wiring from the Premises, and Tenant shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. Landlord agrees that Tenant may leave all telecommunications/data cabling and wiring in the Premises upon the expiration or earlier termination of this Lease, unless Landlord specified (in writing) during its review of the plans and specifications for such Alterations, that such Alterations would need to be removed by Tenant upon the expiration of this Lease as provided in Paragraph 4(b) above. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion. All other property at the Premises and any alterations or additions to the Premises (including, without limitation, wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. 6. USE OF PREMISES (a) Tenant shall use the Premises only for general office uses and such other purposes as are incidental or relevant thereto consistent with office use conducted by other tenants of Comparable Buildings, and shall not use the Premises or permit the Premises to be used for any other purpose. Without limiting the foregoing, the Premises shall not be used for any purpose which would tend to lower the first-class character of the Building, or create unreasonable elevator loads or otherwise interfere with standard Building operations. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion. Tenant may maintain in the Premises, for use by Tenant and its employees and incidental use by their invitees and visitors, employee lunch rooms (including kitchens), employee coffee bars, printing and copying facilities, storage, telecommunications equipment, computer equipment, data and word processing equipment, and any other facility or equipment utilized in the normal conduct of Tenant’s business and not inconsistent with the primary use of the Premises as a business office. (b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order, including, without limitation, the Americans with Disabilities Act (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. (c) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenant, including the RFL Declaration, pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon ten (10) days’ notice from Landlord or any such agency, promptly discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to

16 exercise any and all rights and remedies provided herein or by Law after the expiration of applicable cure periods. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law. (d) Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any property insurance policy or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6. (e) Tenant shall not in any way unreasonably interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or, the Project or the Complex. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building, the Project or the Complex. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than 4.2 persons per 1,000 square feet of Rentable Area. Office equipment and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Landlord acknowledges and agrees that the placement of Tenant’s existing office equipment is approved by Landlord. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project. (f) Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters. (g) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a “hazardous waste,” “pollutant,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local Law or administrative code promulgated thereunder, (B) petroleum, or (C) asbestos. (i) Tenant shall not use or store any Hazardous Materials at the Premises without the prior written consent of Landlord except for those normally used in general office operations. In no event shall Tenant use or store any chlorinated solvents at the Premises. Notwithstanding the above, Tenant's use and storage of products which are normally used in general office operations but which contain de minimis amounts of chlorinated solvents shall not violate this prohibition if, and only if, (i) Tenant's use, storage, and ultimate disposal of said products is at all times in compliance with applicable law; (ii) said products are acquired, and are kept, in original prepackaged containers; and (iii) Tenant keeps no more than a one month supply of said products in the Premises. Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Parties”), throughout the term of this Lease, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials. (ii) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal

17 proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Parties. (iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Parties, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All reasonable costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. (iv) Landlord represents and warrants to Tenant that as of the Effective Date, Landlord has no actual knowledge of the presence of use or disposal of, at the Premises, Building, Project and/or Complex, any Hazardous Material that would materially and adversely affect Tenant’s access, use or occupancy of the Premises or otherwise pose any material risk or material threat to the health, safety or welfare of Tenant or any Tenant Parties or violate any Law and has not been notified of any violation of any Laws pertaining to Hazardous Materials. If Landlord initiates any subsequent environmental reports with respect to the Project, Landlord will provide, upon Tenant’s written request, a copy of any such report. (v) Landlord agrees to indemnify, defend and hold Tenant harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, Building, Project and/or Complex caused by Landlord or Landlord Parties. (vi) In the event any Remedial Work is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of the presence or release of any Hazardous Material on any portion of the Premises, Building and/or Project caused by Landlord or Landlord Parties, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Landlord’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Landlord. All costs and expenses of such Remedial Work shall be paid by Landlord, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. (vii) Each party’s respective covenants and agreements set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease. 7. UTILITIES AND SERVICES (a) Provided that no event of default by Tenant under this Lease has occurred and is continuing for which Landlord terminates this Lease or Tenant’s right of possession of the Premises, Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in Exhibit C attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease.

18 (b) Tenant agrees to cooperate fully at all times with Landlord and to comply with all reasonable regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in Exhibit C. Landlord shall not be liable to Tenant for the failure of any other tenant, or such other tenant’s assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements; provided Landlord has taken reasonable measures to enforce such regulations and requirements. (c) If Tenant requires utilities or services in quantities greater than or at times other than that required to be furnished by Landlord pursuant to Exhibit C, or that are above Building standard, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s standard charge therefor. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, not to be unreasonably withheld, conditioned or delayed and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or unreasonably interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions consistent with market as shall be determined by Landlord, including payment of Landlord’s standard charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand. Notwithstanding anything contained herein to the contrary, Landlord may, in its sole discretion and at its sole cost and expense, install and maintain submeters for any particular floor on which the Premises is located for the purpose of monitoring the actual aggregate consumption of electrical power and other utilities and services for such floor of the Building. Tenant shall reimburse Landlord for its pro rata share (being the ratio of the number of square feet of Rentable Area of the Premises located on said floor to the total number of square feet of Rentable Area on said floor) of such consumption as billed as Additional Rent, based on average kilowatt hour or other unit charge over the applicable billing period within thirty (30) days after such billing. (d) Except as set forth in Paragraph 7(e) below Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit C for any reason (other than Landlord’s gross negligence or willful misconduct), including, without limitation, when caused by accident, breakage, repairs, Alterations by Tenant, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease, except as expressly provided herein. In the event of any failure, stoppage or interruption of any service to the Project which Landlord is obligated to provide thereof, Landlord shall use commercially reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant. (e) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit C) for utilities and services. (f) Notwithstanding anything to the contrary in this Lease, in the event of any failure by Landlord to furnish any of the utilities or services to any extent, or any cessation thereof (a “Service Interruption”), Landlord shall utilize commercially reasonable efforts to promptly restore said services or utilities as soon thereafter as is reasonably possible under the circumstances. If (i) any Service Interruption of an Essential Required Service (as defined below) renders all or any portion of the Premises untenantable, (ii) such cessation does not arise as a result of the negligence or willful misconduct of Tenant, its agents, employees or contractors, but does arise out of the gross negligence or

19 willful misconduct of Landlord or a Landlord Party (iii) such cessation is not caused by damage to the Building resulting from a fire or casualty (in which case Paragraph 9 shall control and is within Landlord’s reasonable control to reinstate), (iv) Tenant notifies Landlord of such cessation and (v) such failure or cessation continues for three (3) consecutive business days, Rent with respect to the untenantable portion of the Premises shall be abated thereafter until all the Essential Required Service(s) are restored or the affected portion(s) of the Premises are otherwise returned to a tenantable condition. As used herein, the term “Essential Required Service” means any one or more of the following services: HVAC, electricity, water/sewer, and access to the Premises by at least one available and operable passenger elevator service to the Premises, janitorial services to at least one restroom for each gender in the Building and access to the Premises. The foregoing abatement of Rent remedy and termination right shall be Tenant’s sole remedies in the event of a Service Interruption of an Essential Required Service. 8. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE (a) Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building, the Project and/or the Complex from any cause, except to the extent any Liabilities (as defined below) are caused by the negligence or willful misconduct of, or violation of any Laws by, any Landlord Indemnitee (as defined below), and subject also to Paragraph 8(f) below). Without limiting the foregoing, unless caused by the negligence or willful misconduct of, or violation of any Laws by, any Landlord Indemnitee, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraphs 9 and 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building, the Project and/or the Complex, or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building, the Project and/or the Complex, or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project and/or the Complex, or (v) any latent or other defect in the Premises, the Building, the Project and/or the Complex. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease. (b) Subject to Paragraph 8(f) below and to the extent not due to the negligence or willful misconduct of Landlord Indemnitees, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, reasonable attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of or use, occupancy or enjoyment of the Premises and the Common Areas of the Building, Project and/or Complex, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, Building, Project and/or Complex (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees occurring in or on the Premises, Building, Project and/or Complex, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or on the Premises, Building, Project and/or Complex (collectively, “Liabilities”); except to extent any such Liabilities are caused by the negligence or willful misconduct of any Landlord Indemnitee and subject also to Paragraph 8(f) below. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease. (c) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with

20 counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph 8(c), Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all reasonable costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(c) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts. (d) Subject to the provisions set forth in Paragraph 8(f) below, and to the extent not due to the negligence or willful misconduct of Tenant or its agents, employees or contractors, Landlord agrees to indemnify, defend and hold Tenant and its officers, directors, partners, employees, agents and contractors harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys’ fees and court costs for injury to or death of any person or for damage to any property to the extent such are determined to be caused by (i) the negligence or willful misconduct of Landlord, its agents, employees, or contractors in or about the Premises, Building, Project or Complex, or (ii) the breach by Landlord of this Lease beyond any applicable notice and cure period,. (e) Insurance. (i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, bodily injury and property damage to a combined single limit of $2,000,000.00 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease (and which may be layered with a combination of primary and excess policies) , (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000.00 per occurrence and (C) special form cause of loss property insurance covering the full replacement cost of all of Tenant’s personal property and, trade fixtures, as well as the full replacement cost of all existing and future above Building standard leasehold improvements in the Premises to the extent such alterations and improvements exceed the cost of the improvements typically performed and paid for by Landlord in connection with the initial occupancy of tenants in the Building. Landlord acknowledges and agrees that Tenant’s existing leasehold improvements in the Premises are not above Building standard. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in Texas and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VIII” in Best’s Insurance Guide (latest edition in effect as of the Effective Date and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The duly executed certificates evidencing the required coverage shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. (ii) It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance

21 coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. (iii) Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance. (iv) Throughout the Lease Term, Landlord agrees to maintain (i) special form cause of loss property insurance on the Building and Building standard leasehold improvements, and the remainder of the Project in an amount not less than the full replacement cost thereof, subject to commercially reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for Comparable Buildings and (iii) commercial general liability insurance with a combined single limit coverage of at least $2,000,000.00 per occurrence (which may be layered with a combination of primary and excess policies). All such insurance shall be obtained from an insurance company or companies authorized to do business in Texas and which have policyholder ratings not lower than “A-” and financial ratings not lower than “IX” in Best’s Insurance Guide (latest edition in effect as of the Effective Date and subsequently in effect as of the date of renewal of the required policies). The premiums for any such required insurance and any other insurance Landlord elects to carry with respect to the Project shall be a part of Operating Costs. (f) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any special form cause of loss property insurance policy or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Each party agrees to indemnify, protect, defend and hold the other party harmless from and against any claim, suit or cause of action asserted or brought by the indemnifying party’s insurers for, on behalf of, or in the name of the indemnifying party, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT. (g) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD). (h) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof.

22 (i) Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies specifically resulting from Tenant’s use or occupancy of the Premises not permitted under Paragraph 6(a). (j) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. 9. FIRE OR CASUALTY (a) Subject to the provisions of this Paragraph 9, in the event the Premises, the Building or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises, the Building and access thereto to substantially the same condition as existing immediately prior to such destruction and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-Building standard leasehold improvements or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term. For the purposes of this Lease, “Building standard” shall mean the minimum or exclusive type, brand, quality or quantity of materials Landlord designates for use in the Building from time to time. (b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed thirty-five percent (35%) of the then replacement cost of the Building or the Project; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord, exceeds $1,000,000.00; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds thirty-five percent (35%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate governmental approvals for reconstruction of the Project, Building or Premises despite Landlord’s exercise of commercially reasonable efforts to obtain such governmental approvals. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within ninety (90) days following the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable for Tenant’s normal business operations, the Basic Annual Rent and Additional Rent shall abate reasonably during the period of Restoration (based upon the extent to which is rendered untenantable for Tenant’s normal business operations). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project. (c) In the event of a fire or other casualty in the Premises, Tenant shall promptly upon discovering such event give notice thereof to Landlord. In the event the Premises are completely destroyed or so badly damaged that (a) in the reasonable opinion of Landlord’s architect and Tenant’s architect reconstruction or restoration cannot completed within twelve (12) months thereafter (the time period within which such repairs can reasonably be completed, as determined by Landlord’s architect and Tenant’s architect (“Restoration Period”), then either Landlord or Tenant may terminate this Lease by giving written notice to the other no later than ninety (90) days from the date of such fire or other casualty; provided, however, Landlord may only terminate this Lease if Landlord also terminates the leases of all other tenants in the Building that are similarly affected by such casualty.

23 (d) In the event of a termination of this Lease following a casualty, (i) any prepaid Rent shall be refunded to Tenant, (ii) all proceeds of insurance required to be maintained or maintained by Tenant shall be paid and disbursed to Tenant and (iii) such termination of this Lease shall be effective upon delivery of the notice thereof. (e) Notwithstanding anything contained in this Paragraph 9(e), in no event shall Landlord be required to expend more to reconstruct, restore and repair the Building than the amount actually received by Landlord from the proceeds of the property insurance required to be carried by Landlord, the amount of the insurance deductible(s) paid to Landlord by Tenant hereunder as part of Operating Costs, and the proceeds of any insurance maintained by Tenant that are paid to Landlord for restoration of above Building standard leasehold improvements within the Premises (if Tenant elects to restore such improvements). 10. EMINENT DOMAIN In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation or Tenant’s use thereof, Landlord or Tenant may terminate this Lease upon thirty (30) days’ written notice to the other party given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking. 11. ASSIGNMENT AND SUBLETTING (a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, if any, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Notwithstanding the foregoing, Affiliates (as hereinafter defined) of Tenant may co-occupy the Premises without the consent of Landlord. (b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this

24 Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. (c) At any time within fifteen (15) days after Landlord’s receipt of the information specified in subparagraph (b) above, with respect to any proposed assignment of the Lease (other than to a Permitted Transferee) or sublease of all or substantially all of the Premises for the remainder of the Lease Term (other than to a Permitted Transferee), Landlord may by written notice to Tenant elect to terminate this Lease. (d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances: (i) The assignee or sublessee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease (while taking into account that Tenant shall remain primarily liable for the performance of Tenant’s obligations under this Lease); (ii) The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord; (iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building; (iv) Occupancy of the Premises by the assignee or sublessee would, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters; (v) The assignee or sublessee is then actively negotiating with Landlord or has actively negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project and Landlord has suitable space available in the Building or Project to lease to such tenant or subtenant; (vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; or (vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. (e) Notwithstanding any assignment or subletting, unless otherwise agreed to by Landlord, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. Except in connection with an assignment of this Lease or a sublease of the Premises to a Permitted Transferee, in the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, fifty percent (50%) of all such excess Rent and other excess consideration (after deducting all actual, reasonable out-of-pocket transaction expenses incurred by Tenant in connection with such assignment or sublease) within ten (10) business days following receipt thereof by Tenant.

25 (f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. (g) Should Tenant request of Landlord the right to assign or sublet, Landlord shall charge Tenant One Thousand and No/100 Dollars ($1,000.00) as an administration fee (inclusive of Landlord’s legal fees for such review). (h) Notwithstanding anything to the contrary contained in this Lease, Tenant may assign its entire interest under this Lease or sublet all or a portion of the Premises without obtaining Landlord’s consent (and without being subject to Landlord’s right of recapture or to share in any net profits) to a wholly owned corporation or controlled subsidiary or parent of Tenant or to an Affiliate (as hereinafter defined) of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization who will continue to use the Premises (or portion thereof) for the permitted use, provided (i) if such proposed transferee is a successor to Tenant by purchase said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the stock or assets of Tenant’s business, (ii) the proposed occupancy would not impose a material extra burden upon the Building systems or Landlord’s ability to provide services to the other tenants of the Building, (iii) the proposed transferee has a net worth that equals or exceeds Tenant’s net worth as of the Effective Date, or (iv) a Tenant event of default under this Lease does not then exist; provided, however, if an uncured event of default then exists Landlord may require that Tenant cure such event of default as a condition to Landlord’s consent to such transfer. Any transferee permitted without Landlord’s consent as set forth in this Paragraph 11(h) shall be referred to as a “Permitted Transferee.” Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of any such Permitted Transfer unless prohibited by confidentiality obligations owing to the Permitted Transferee, in which event Tenant shall provide written notice as soon as reasonably permissible, but in any event on or prior to the Transfer effective date. As used herein, the term “controlled subsidiary” shall mean a corporate entity wholly owned by Tenant or more than fifty percent (50%) of whose voting stock is owned by Tenant. As used herein, the term “Affiliate” shall mean any entity controlling, controlled by or under common control with Tenant and the term “control” shall mean the possession (directly or indirectly) of the power to direct or cause the direction of management and policies of the Tenant whether by ownership of securities or otherwise. Any assignee who is a Permitted Transferee shall be entitled to exercise all rights of Tenant set forth herein. (i) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. 12. DEFAULT (a) Events of Default. The following events shall be deemed to be events of default (herein so called) by Tenant under this Lease: (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder when due other than the scheduled monthly payments of Basic Annual Rent and Additional Rent due hereunder, and such failure shall continue for five (5) business days after written notice to Tenant (provided, however, that after Landlord has given Tenant written notice of failure to pay Rent when due on two (2) separate occasions during any calendar year, Landlord shall not be required to give Tenant notice for any subsequent failure during such calendar year); (ii) Tenant shall fail to comply with or observe any other provision of this Lease and such failure shall continue for thirty (30) days after written notice to Tenant provided, however that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for its performance, Tenant shall not be in default if Tenant commences

26 to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion (or, in the case of Tenant’s failure to comply with or observe any other single provision of this Lease more than two (2) times during any twelve (12) month period during the Lease Term, upon the occurrence of the third and all subsequent such failures within such twelve (12) month period, without notice from Landlord); (iii) Tenant or any guarantor of Tenant’s obligations hereunder shall make a general assignment for the benefit of creditors; (iv) any petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations hereunder under the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within sixty (60) days of filing, or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; (v) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within sixty (60) days of filing; or (vi) the occurrence of an event described in clause (iv) or (v) of this Paragraph 12(a) (without regard to any cure periods contained therein), and the failure thereafter of Tenant (A) to timely and fully make any payment of Rent or any other sum of money due hereunder or (B) to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder. Notwithstanding the foregoing, if Tenant fails to comply with the rules and regulations adopted by Landlord from time to time and such failure continues for more than ten (10) days after written notice to Tenant thereof, such failure shall constitute an Event of Default. The abandonment of the Premises by Tenant shall not be a Tenant Event of Default, but Tenant agrees to pay any net increases in Operating Costs resulting therefrom (e.g., due to higher insurance premiums, security costs, etc. offset by any savings in Operating Costs due to reductions in utilities consumption, janitorial services, etc.). (b) Remedies. Upon the occurrence of any Tenant event of default specified in this Lease, Landlord shall have the option to pursue any (i) one or more of the following remedies without any further notice or demand whatsoever and without releasing Tenant from any obligation under this Lease; or (ii) other remedy offered Landlord in law or in equity: (i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as Additional Rent, the reasonable amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant. (ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant’s right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or entity who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary. (iii) In the event Landlord elects to re-enter or take possession of the Premises after Tenant’s event of default for which Landlord terminates this Lease or terminates Tenant’s possession of the Premises, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. This remedy of Landlord is intended to override and control any conflicting provisions of Section 93.002 of the Texas Property Code to the fullest extent permitted by Law. (iv) Notwithstanding anything herein to the contrary, if Landlord terminates Tenant’s right to possession without terminating this Lease after a Tenant event of default, Landlord shall, use commercially reasonable efforts (to the extent required by applicable Laws) to relet the Premises and mitigate damage as set forth in Paragraph 12(c) below. (v) Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord

27 the amount of all Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises (of all Rent and other sums due under this Lease) for the remaining portion of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet. Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord’s damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant’s annual total rent obligation (for the calculation of Landlord’s remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term. (vi) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord all broker’s fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant’s or any other occupant’s property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of Tenant’s signage and all reasonable expenses by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees. (vii) Landlord may apply Tenant’s Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant’s default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant’s default, without prejudice to any other remedies Landlord may have under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. (c) Mitigation of Damages. (i) In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from an event of default of the other party under this Lease. (ii) Landlord’s obligation to mitigate damages after a default by Tenant shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the applicable Laws and following criteria: (A) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant. (B) Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Project or the Complex suitable for that prospective tenant’s use are (or soon will be) available. (C) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space, nor shall Landlord be obligated

28 to enter into a new lease under other terms and conditions that are reasonably unacceptable to Landlord under Landlord’s then current leasing policies for comparable space. (D) Landlord shall not be obligated to enter into a lease with any proposed tenant whose use would: (1) Disrupt the tenant mix or balance of the Project; (2) Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project; (3) Adversely affect the reputation of the Project; or (4) Be incompatible with the operation of the Project. (E) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant (a “Substitute Lease”) which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner. (F) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless: (1) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a Substitute Lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or (2) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such Substitute Lease. (iii) Upon compliance with the above criteria regarding the releasing of the Premises after an event of default by Tenant, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s event of default, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Paragraph 12(c). (iv) Tenant’s right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant’s property or business, or to any of Tenant’s officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord. (d) Effect of Suit or Partial Collection. Institution of a forcible detainer action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease. Landlord may collect and receive any Rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive or alter the rights or remedies which Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. (e) Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. (f) Late Payment Charge and Interest Payable. Landlord may, without further notice to Tenant, impose a late payment charge equal to five percent (5%) of any amount due if any amount due under this Lease is not paid

29 within five (5) days from the date required to be paid hereunder. In addition, any payment due under this Lease not paid within ten (10) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of twelve percent (12%) per annum or the highest lawful rate of interest permitted by Texas or federal law, whichever rate of interest is lower (the “Default Rate”). (g) Cashier’s Check. If Tenant fails to timely make two (2) consecutive payments of Basic Annual Rent or any two (2) such payments are returned for insufficient funds, then, in addition to any other remedy Landlord may have, Landlord may require that all future payments be made by cashier’s check or money order. 13. ACCESS; CONSTRUCTION Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Upon at least twenty-four (24) hours’ prior notice (except in the event of an emergency, and routine janitorial service to the Premises, when no notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply non- routine janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to, during the final twelve (12) months of the Lease Term, to exhibit the Premises to prospective tenants (but no more frequently than twice per week for showings to prospective tenants), to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical, any interruption of or interference with the business of Tenant; but absent any unreasonable interference by Landlord, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease. 14. BANKRUPTCY (a) If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision

30 contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant. (b) If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant. (c) In the event of the occurrence of any of those events specified in this Paragraph 14, if Landlord shall not choose to exercise, or by applicable law, shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation in advance for such utilities or services, and the parties agree that Landlord’s reasonable estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the “Assuming Tenant”) shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys’ fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default. For purposes of this Lease, (i) any “adequate assurance” of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) “adequate assurance” of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond. 15. WAIVER OF LANDLORD’S LIENS Landlord hereby waives any statutory or constitutional landlord’s lien now or hereafter arising with respect to any property of Tenant now or hereafter located in the Premises. Landlord does not waive the right to impose judgment liens and to execute judgments against Tenant. 16. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES (a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which as of the Effective Date constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. Landlord represents and warrants that there are no Security Documents encumbering the Project as of the Effective Date. Tenant’s obligation to subordinate its interest in this Lease to any future Security Documents shall be conditioned upon Tenant’s receipt of and execution of a subordination, non-disturbance and attornment agreement with such mortgagee or ground lessor substantially in a commercially reasonable form acceptable to Tenant (the “SNDA”), wherein such holder agrees that Tenant’s quiet enjoyment and possession of the Premises shall not be disturbed as long as no event of default by Tenant under this Lease has occurred and is continuing. Landlord shall use commercially reasonable efforts to obtain the SNDA from any future mortgagee or ground lessor. Tenant shall execute (or respond with changes to) any requested SNDA within

31 fifteen (15) days following Landlord’s written request therefor. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute (or respond in good faith in writing with comments to) any reasonable and customary form instruments or other documents which may be reasonably required by Landlord or the holder of any Security Document. The failure by Tenant to do so within such 15-day period that continues for an additional five (5) business day period following Landlord’s second written demand therefor, shall be a material default hereunder; provided, that, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease, from whom Tenant has received an SNDA. (b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, subject to the terms of any applicable SNDA, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in the SNDA to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining). (c) Tenant shall, upon not less than fifteen (15) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying, if true, to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and the amount of Basic Annual Rent and Additional Rent due each month, (iii) that Tenant has accepted the Premises without condition or qualification under the Lease, Landlord has paid any tenant improvement allowance due to the Tenant, and Landlord has completed and complied with all conditions precedent of the commencement of the Lease, and (iv) whether or not to the actual knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose that are reasonably acceptable to Tenant. Tenant’s failure to execute and deliver such statement, or dispute items in such statement, within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project. (d) At Tenant’s request, Landlord will, within ten (10) business days after receiving Tenant’s written request therefor, execute an estoppel certificate consistent with that requested of Tenant pursuant to Paragraph 16(c). 17. SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY (a) In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease accruing after the date of such transfer. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto. (b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are

32 required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion), then Tenant, subject to the terms of any SNDA, will have the right to exercise any and all other remedies available to Tenant at law or in equity, but except as otherwise specifically provided in this Lease to the contrary, Tenant shall not have the right to offset Rent or terminate this Lease due to a default by Landlord hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease or offset Rent for breach of Landlord’s obligations hereunder. (c) Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its equity interest in the Building (and applicable insurance proceeds), and in no event shall any personal liability be asserted against Landlord and/or any Landlord Indemnitee in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that except as set forth herein, Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord or Tenant ever be liable for punitive, consequential or special damages or loss of profits under this Lease, and Landlord and Tenant waive any rights they may have to such damages under this Lease in the event of a breach or default by Landlord or Tenant, as the case may be, under this Lease; provided, however, Tenant will remain liable for any consequential damages due to a holdover in the Premises beyond sixty (60) days. (d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings). 18. PARKING; COMMON AREAS (a) Landlord shall provide and Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the Parking Garage specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Tenant’s reserved parking spaces shall be in the locations identified on the attached Exhibit H. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems in the Parking Garage, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Landlord further reserves the right to implement/install security services, systems and facilities for the Parking Garage if deemed appropriate by Landlord. Except as otherwise set forth in Item 13 of the Basic Lease Provisions, Tenant shall pay such reasonable amounts as may be charged by Landlord to Tenant for such right of use from time to time. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas, so long as such changes do not result in any charges to Tenant or reduce Tenant’s parking rights under this Lease. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph 18(a), then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and

33 charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. In the event more than fifty percent (50%) of Tenant’s parking spaces are or become unavailable in excess of five (5) consecutive business days at any time or from time to time throughout the Lease Term, whether due to casualty, condemnation or any other cause beyond Landlord’s reasonable control, this Lease shall continue in full force and effect, provided that Landlord shall provide substitute parking in reasonable proximity to the Building (with shuttle service to the Building, if the substitute parking is not located on the Project) at no additional charge to Tenant, and if Landlord does not provide such alternative parking within five (5) consecutive business days after written notice, Tenant shall be entitled to an abatement of Rent (to the extent not duplicative of any abatement of Rent afforded Tenant pursuant to Paragraph 9 or Paragraph 10) equal to $2.00 per day for each of the parking spaces rendered unavailable after five (5) consecutive business days, which abatement shall continue until such time as said parking spaces again become available, or substitute parking is provided to Tenant as set forth above. Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building, Project and/or Complex as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and the Complex and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of the RFL Declaration and any other covenants, conditions and restrictions now of record (or hereafter of record if same comply with Paragraph 19(i) below) affecting the Project and/or Complex. Landlord agrees to adopt and use commercially reasonable efforts to enforce the foregoing standards with respect to and against all other tenants in the Project in a consistent manner. In the event of any conflict between the provisions of this Lease and the rules and regulations, as may be amended, the provisions of this Lease shall control, and in no event shall Landlord pass or attempt to enforce against Tenant any rules and regulations which would violate or reduce Tenant’s rights under this Lease or impose any material additional costs on Tenant. (b) Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, Building, Project and/or Complex. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises), the Complex and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no unreasonable obstruction of access to, parking for, or use of the Premises resulting therefrom. In the event that the Project and/or Complex is not completed, on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project and/or Complex. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof. (c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Costs so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas within the Complex not included within the Project, so long as

34 the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an equitable, arms-length basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs, Tenant’s Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. Notwithstanding the foregoing, Landlord agrees that in no event shall Tenant’s Proportionate Share of Operating Costs increase due to Landlord redefining the term “Project.” Landlord shall have the sole right to determine which portions of the Project and other areas within the Complex, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project and/or Complex, or any other reasonable manner, and if allocated on a building- by-building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building. 19. MISCELLANEOUS (a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding. (b) Waiver. No waiver by Landlord or Tenant of any provision of this Lease or of any breach by Tenant, or Landlord as the case may be, hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant, or Landlord as the case may be. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. requiring Landlord consent or approval. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord. (c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide overnight delivery service providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Paragraph 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph 19(c); provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. (d) Signage. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of the Premises, or which may be visible from outside the Premises, unless approved in advance and in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall initially provide and install, at Landlord’s expense, Building standard signage, letters or numerals at the entrance to the Premises and shall include Tenant’s name in the Building directory. Tenant shall also have the right, at Tenant’s sole cost and expense, so long as Tenant leases all of the Rentable Area on individual floor(s) of the Premises, to install name and/or logo signage and graphics on the walls of the elevator lobbies on each full floor of the Premises leased by Tenant. The locations, specifications and methods of installation of all proposed non-Building standard signage and graphics are subject to approval in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall pay for any non-Building standard signage and graphics.

35 So long as the Premises is greater in Rentable Area than that of all but four (4) of the other tenants occupying the Building, Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, name signage on the multi-tenant monument sign (the “Monument Sign”) for the Building, at no additional charge. At any time during the Term Landlord may, at Landlord’s expense, upon at least thirty (30) days’ prior written notice to Tenant, relocate Tenant’s monument signage to a less prominent position on the Monument Sign, or terminate Tenant’s monument signage rights and remove Tenant’s name signage from the Monument Sign if Tenant is no longer occupying one of the five (5) largest premises in the Building based on rentable square feet. Tenant’s right to monument signage shall be limited only to name displays on the Monument Sign. Tenant’s lettering (and the lettering of all other users of the Monument Sign) shall be located within a single signage panel, and Tenant’s lettering shall be similar in size to the lettering provided to the other tenants that have been allocated signage rights on the Monument Sign. If at any time during the Term an uncured event of default by Tenant under the Lease occurs for which Landlord terminates this Lease or Tenant’s right of possession of the Premises (or upon the Termination Date, as applicable), Landlord shall have the right to remove Tenant’s signage, and restore the affected areas to their pre-installation conditions, all at Tenant’s expense. Tenant may change its name on the Monument Sign in connection with any rebranding/renaming of Tenant’s business, at Tenant’s sole cost and expense, provided that all signage and graphics on the Monument Sign are subject to Landlord’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed. (e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) unless expressly agreed to in writing by both Landlord and Tenant, Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space. (f) Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period, an amount equal to one hundred fifty percent (150%) of the Basic Annual Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over by Tenant, including consequential damages, in the event such holdover is in excess of sixty (60) days. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 19(f) shall not be construed as consent for Tenant to retain possession of the Premises. (g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT: (i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED; (ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION; (iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND (iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

36 (h) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Lease Term without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions (including without limitation, the RFL Declaration), (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated. (i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Official Public Records of Real Property of Montgomery County, Texas, prior to and subsequent to the Effective Date, including, without limitation, the RFL Declaration and all other covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, Building, Project and/or Complex, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents. (j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord. (k) Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent claiming under Tenant who is or might be entitled to a commission in connection with this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. (l) Name. Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom. (m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. (n) Time. Time is of the essence of this Lease and each and all of its provisions. (o) Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Paragraphs 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. (p) Conflict of Laws; Prior Agreements; Severability. This Lease shall be governed by and construed pursuant to the laws of the State of Texas. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

37 (q) Authority. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, corporate resolutions and/or governmental certificates. If Landlord is a corporation, each individual executing this Lease on behalf of Landlord hereby covenants and warrants that Landlord is a duly authorized and existing corporation, that Landlord has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to dos so. If Landlord is a partnership or trust, each individual executing this Lease on behalf of Landlord hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with the terms of such entity’s partnership or trust agreement. (r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several. (s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid. (t) Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations. (u) Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party. (v) Financial Statements. Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition. (w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, delays by governmental or other authorities having jurisdiction over zoning, site improvement plan approval and issuance of permits, certificates of compliance and/or occupancy, civil commotions, fire, flood, windstorm, earthquake or other casualty, epidemic, pandemic, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Landlord or Tenant pursuant to this Lease and except as to Tenant’s obligations under Paragraph 8 of this Lease and Paragraph 19(f) of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure (a “Force Majeure Delay”).

38 (x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument. (y) APPRAISED VALUE. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE. (z) DTPA INAPPLICABLE. It is the intent of Landlord and Tenant that the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”) be inapplicable to this Lease and the transaction evidenced hereby. Accordingly, Tenant hereby represents and warrants to Landlord as follows: (a) The total consideration paid or to be paid by Tenant over the term of this Lease exceeds $500,000.00 (b) Tenant is represented by legal counsel of its own choice and designation in connection with the transaction contemplated by this Lease; (c) Tenant’s counsel was not directly or indirectly identified, suggested or selected by Landlord or an agent of Landlord; and (d) Tenant is leasing the Premises for business or commercial purposes, not for use as Tenant’s residence. (aa) Building Access Cards. Prior to the Commencement Date, Landlord will provide Tenant a maximum of ninety-six (96) Building access cards. After the Commencement Date, any replacement or additional cards will be furnished at a cost to Tenant of Ten Dollars ($10.00) per card. All building access cards shall remain the property of Landlord and shall be returned to Landlord upon the expiration or earlier termination of this Lease. (bb) Anti-Terrorism Representations. Tenant represents and warrants that Tenant, all persons and entities owning (directly or indirectly) an ownership interest in Tenant and all guarantors of all or any portion of the Lease: (i) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) and (ii) above (collectively, “Prohibited Persons”). To the best of Tenant’s knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Tenant will not in the future during the Lease Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Breach of these representations constitutes a material breach of this Lease and shall entitle Landlord to any and all remedies thereunder, or at law or in equity. (cc) Office and Communication Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (the “Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (a) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (b) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents,

39 employees, representatives, officers or contractors; (c) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (d) any contract or other agreement between Tenant and Provider shall be independent of this Lease; the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Basic Annual Rent or Additional Rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord. (dd) Renewal Option. Tenant shall have an option to renew the term of this Lease in accordance with the terms and conditions set forth in Exhibit I attached hereto and made a part hereof for all purposes. (ee) Generator; Supplemental HVAC. So long as this Lease remains in full force and effect and no event of default exists by Tenant under this Lease beyond applicable notice and cure period(s) for which Landlord terminates this Lease or Tenant’s right of possession of the Premises, (a) that certain Generator Lease dated March 18, 2021 by and between Landlord and Tenant, and (b) that certain Roof Access Agreement dated May 13, 2021 by and between Landlord and Tenant shall continue in full force and effect beyond the Effective Date. (ff) Right of First Refusal. (i) Subject to and upon the terms, provisions and conditions set forth in this Paragraph 19(ff), Tenant shall have, and is hereby granted, the one-time right of first refusal (the “Right of First Refusal”) during the Initial Term of this Lease to lease any office space located on Floor 10 of the Building subject to spec space design and construction (hereinafter sometimes called the “ROFR Premises”) if it becomes available for lease and if Landlord receives a bona fide written third party offer to lease such space that Landlord desires to accept. (ii) Tenant may exercise this one-time Right of First Refusal only if, at the time of such exercise and at the time of Landlord’s delivery of the ROFR Premises to Tenant, no monetary Event of Default exists. If such condition is not satisfied or waived by Landlord, any purported exercise of the Right of First Refusal shall be null and void. No assignee of Tenant (other than an assignee who is a Permitted Transferee), or sublessee of the Premises, may exercise a Right of First Refusal. (iii) If Landlord and a third party have fully executed a letter of intent that includes all material economic terms, Landlord will contemporaneously submit a proposal to Tenant upon the same terms which will identify all material economic terms and shall identify the third party prospect (to the extent not prohibited by any applicable confidentiality requirements to which Landlord or its agents are bound) (a “Refusal Lease Proposal”). Tenant shall have a period of seven (7) business days after receipt of a Refusal Lease Proposal to irrevocably and unconditionally exercise its Right of First Refusal to lease the entire premises described in the Refusal Lease Proposal upon the terms set forth therein by written notice to Landlord. If Tenant does not exercise a Right of First Refusal within such seven (7) business day period, the Right of First Refusal shall be waived with respect to such space. Any purported conditional or qualified exercise of a Right of First Refusal shall be null and void. Upon Tenant’s exercise of a Right of First Refusal, Landlord and Tenant shall execute an amendment to the Lease evidencing same, but an otherwise valid exercise of a Right of First Refusal shall be fully effective, whether or not such amendment is executed. In no event shall Tenant’s term be extended beyond the Initial Term expiration date of the Lease with respect to such Right of First Refusal. (iv) If Landlord does not receive written notice from Tenant of its exercise of the Right of First Refusal within said seven (7) business day period, Landlord shall have a period of one hundred eighty (180) days thereafter to lease the applicable ROFR Premises for an effective rental rate not less than ninety-five percent (95%) of the effective rental rate set forth in the Refusal Lease Proposal, and without material change to the other terms and conditions set forth therein. If Landlord does not lease such ROFR Premises within such one hundred eighty (180) day period as provided above, Tenant shall have a Right of First Refusal on any subsequent leasing thereof on the terms set forth above

40 (v) Upon written request of Landlord at any time after the commencement date of the Lease Term with respect to the ROFR Premises, Tenant shall execute and deliver to Landlord an amendment to the Lease (in a form provided by Landlord) specifying (a) the ROFR Premises commencement date and coterminous with existing Lease Term, (b) the Base Rental schedule for the ROFR Premises, (c) the Rentable Area of the ROFR Premises, (d) the revised Tenant’s Proportionate Share and (e) any other terms applicable to Tenant’s lease of the ROFR Premises. Notwithstanding anything contained herein to the contrary, if the premises described in the Refusal Lease Proposal is larger than the ROFR Premises, Tenant shall be required to lease the entirety of the premises described in the Refusal Lease Proposal if Tenant exercises its Right of First Refusal. (vi) Tenant acknowledges and agrees that the Right of First Refusal is subject and subordinate to any and all existing expansion options, refusal rights, preferential rights and renewal options of existing tenants in the Complex (and their respective successors and assigns) and future tenant(s) of the ROFR Premises (and their respective successors and assigns) for which Tenant did not exercise a Right of First Refusal. (gg) Letter of Credit. (a) On the date of execution of this Lease by Tenant, Tenant shall deposit with Landlord an unconditional and irrevocable letter of credit (the “Letter of Credit Security Deposit”) in the amount of Three Hundred Sixty-Six Thousand Nine Hundred Five and 84/1000 Dollars ($366,905.84) in form and issued by a bank with a Houston, Texas office (i.e. wherein said letter of credit may be drawn) reasonably satisfactory to Landlord, such deposit or letter of credit to be held for the performance by Tenant of Tenant’s covenants and obligations under the Lease, it being expressly understood that the Letter of Credit Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damages in case of an Event of Default by Tenant. Tenant acknowledges that the Letter of Credit Security Deposit shall be held by Landlord and that Landlord’s broker or property manager shall be authorized to deliver the Letter of Credit Security Deposit to Landlord. Upon the occurrence of any Event of Default by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy, draw on any Letter of Credit Security Deposit, in whole or in part, in either case to the extent necessary to make good any arrears of Rent or other payments hereunder and/or any damage, injury, expense or liability caused to Landlord by such Event of Default (provided that Landlord may draw upon any Letter of Credit Security Deposit in whole in the event Tenant defaults in its obligation to timely deliver a replacement letter of credit as required hereunder). If any portion of the proceeds from a draw on any Letter of Credit Security Deposit is so used or applied, Tenant shall within thirty (30) days, cause the issuing bank to restore any Letter of Credit Security Deposit to the amount existing prior to such application. Any remaining balance of the Letter of Credit Security Deposit shall be returned by Landlord to Tenant within thirty (30) days after the termination of this Lease; provided, however, Landlord shall have the right to retain and expend such remaining balance (i) to reimburse Landlord for any and all Rent or other sums due hereunder that have not been paid in full by Tenant and/or (ii) for cleaning and repairing the Premises if Tenant shall fail to deliver same at the termination of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear and damage due to casualty not caused by Tenant and condemnation only excepted. Landlord shall not be required to keep the proceeds from any Letter of Credit Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on the proceeds from the Letter of Credit Security Deposit. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and in this Lease, and Tenant agrees that in the event of such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Letter of Credit Security Deposit and the transferee’s or mortgagee’s assumption of and acceptance in writing to the return of such Letter of Credit Security Deposit pursuant to this Lease, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the Letter of Credit Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit Security Deposit or any remaining proceeds from the Letter of Credit Security Deposit, as applicable. (b) Any letter of credit delivered by Tenant hereunder as the Letter of Credit Security Deposit shall expire no earlier than twelve (12) months after issuance and shall provide for automatic renewals of one-year periods unless the issuer has provided Landlord written notice of non-renewal at least sixty (60) days prior to the then expiration date (whereupon Tenant shall be obligated to provide a replacement letter of credit or a “Letter of Credit Extension”, as described below, meeting the requirements of this Section 19(gg) no later than thirty (30) days prior to the expiration of the then outstanding and expiring letter of credit, as provided below). Any subsequent replacement letter of credit shall expire no earlier than twelve (12) months from the expiration date of the then outstanding and

41 expiring letter of credit and shall provide for automatic 1-year renewals as described above, it being understood that in lieu of replacing any letter of credit, Tenant may procure an amendment extending its expiration date and so providing for automatic 1-year renewals (each a “Letter of Credit Extension”). Tenant shall ensure that at all times during the Term of this Lease and for thirty (30) days after expiration of the Term, cash or one or more unexpired letters of credit in the aggregate amount of the Letter of Credit Security Deposit required hereunder shall be in the possession of Landlord. To the extent that Tenant is obligated to furnish a replacement Letter of Credit Security Deposit hereunder, Tenant shall deliver cash, a Letter of Credit Extension or a replacement letter of credit to Landlord no later than thirty (30) days prior to the expiration date of the then outstanding and expiring letter of credit; provided, however, that a replacement letter of credit shall not be required to have an effective date earlier than the expiration date of the then existing letter of credit being so replaced (it being the intent that Tenant not be required to have two outstanding letters of credit covering the same required Security Deposit amount at any one time). Failure by Tenant to deliver cash, any Letter of Credit Extension or any replacement letter of credit as required above shall entitle Landlord to draw under the outstanding letter(s) of credit and to retain the entire proceeds thereof as a cash security deposit under this Lease (provided that Tenant shall thereafter continue to have the right to substitute a Letter of Credit Security Deposit for such cash security deposit then being held by Landlord, all in accordance with the requirements of this Paragraph 19(gg)). Each letter of credit shall be for the benefit of Landlord and its successors and assigns, shall be expressly transferable (but only to a mortgagee or a successor landlord under this Lease), and shall entitle Landlord or its successors or assigns to draw from time to time under the letter of credit in portions or in whole upon presentation of a sight draft in accordance with the terms and conditions of this Paragraph 19(gg). (c) Landlord acknowledges and agrees that the form of letter of credit attached to this Lease as Exhibit J is an acceptable form of letter of credit. (d) DIRTT Wall System. Effective as of the Commencement Date, the DIRTT wall system that Tenant currently maintains in storage in an off-site facility is hereby deemed abandoned by Tenant, and Landlord may continue to store such system in such facility or remove such system from such facility, at Landlord’s sole cost and expense. [SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO OFFICE LEASE BY AND BETWEEN RFL NO. 4 LIMITED PARTNERSHIP, AS LANDLORD, AND LEXICON PHARMACEUTICALS, INC., AS TENANT 42 IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Effective Date. “LANDLORD” RFL NO. 4 LIMITED PARTNERSHIP, a Delaware limited partnership By: WARMACK WOODLANDS LLC, a Delaware limited liability company, its General Partner By: James T. Warmack Manager “TENANT” LEXICON PHARMACEUTICALS, INC., a Delaware corporation By: Name: Title:

A-1-1 EXHIBIT A-1 FLOOR PLAN OF THE PREMISES

A-2-1 EXHIBIT A-2 LEGAL DESCRIPTION OF THE PROJECT

A-2-2

B-1 102060.0000008 DMS 306935740v7 EXHIBIT B INTENTIONALLY DELETED

EXHIBIT C STANDARDS FOR UTILITIES AND SERVICES The following are the Project Standards for Utilities and Services. 1. As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall, subject to the limitations and provisions hereinafter set forth in this Exhibit C, provide the following utilities and services to Tenant consistent with the standard of Comparable Buildings: (a) Provide automatic elevator facilities on Monday through Friday from 7:00 A.M. to 6:00 P.M., excepting Holidays (hereinafter referred to as “Business Hours”), and provide one (1) automatic elevator at all other times. (b) Provide to the Premises, during Business Hours and on Saturdays from 7:00 A.M. to 1:00 P.M. (and at other times for an additional charge to be fixed by Landlord, currently $55.00 per hour per air handling unit activated on the applicable floor with a two (2) hour minimum order but subject to increase during the Lease Term based on Landlord’s actual, out-of-pocket cost to provide after-hours HVAC), heating, ventilation, and air conditioning (“HVAC”), when and to the extent, in the judgment of Landlord, any of such services may be required for the comfortable occupancy of the Premises for general office purposes during the above-described hours between seventy-two degrees (72º) and seventy-four degrees (74º) at less than fifty percent (50%) relative humidity. If Tenant desires after-hours HVAC service to the Premises at other times on Saturdays and Sundays and/or Holidays, Tenant must request same in writing (which may be done by e-mail or facsimile) from the Project Management Office no later than 3:00 P.M. on the preceding Friday for weekend service (or 3:00 P.M. on the business day preceding the Holiday, for Holiday service, as applicable). Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant’s equipment and fixtures exceed those listed in Paragraph (c) hereof, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun’s rays. (c) Electrical capacity distributed to a panel box located at the core of each floor of the Building to operate (i) machines of low voltage electrical consumption (120 volts, single phase), and (ii) lighting and equipment of standard high voltage electrical consumption (277 volts, single phase), with a total design load for low and high electrical voltage within the Premises of at least 7.5 watts per square foot of usable area (i.e., at least 1.5 watts for high electrical voltage and at least 6 watts for low electrical voltage). (d) Provide janitorial services to the Premises Monday through Friday (except Holidays) in accordance with the specifications set forth in Exhibit G to this Lease, provided the same are used exclusively for the uses permitted under the foregoing Lease, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes. (e) Hot and cold domestic water and sanitary sewer at existing points of supply provided for general use of the tenants of the Building. (f) Electric lighting service for all public areas of the Project in the manner and to the extent reasonably determined by Landlord consistent with Comparable Buildings. (g) On-site access control personnel and equipment for the Project; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such access control service provided that (i) Landlord has exercised reasonable care in the selection of the access control contractor and equipment, and (ii) the scope and extent of the access control services contracted for by Landlord are in keeping with the standards of Comparable Buildings. If the Building is at least fifty percent

(50%) occupied, Landlord will provide, at a minimum, one (1) on site security guard from 7:00 a.m. to 9:00 p.m., Monday through Friday and 8:00 a.m. to 7:00 p.m. Saturdays. Once the building is at least seventy percent (70%) occupied, Landlord will provide, at a minimum, one (1) on-site security guard and one (1) roaming security guard who will roam/patrol the Complex generally for the periods set forth above. Tenant may request in writing to Landlord, at Tenant’s expense, either an increase in the number of on-site access control personnel or increase the number of hours that such personnel are available. (h) Electric lighting, including replacement of all Building standard fluorescent bulbs in all areas of the Project (including the Premises) and all incandescent bulb replacement in public areas outside of the Premises, rest rooms and stairwells. (i) Exterior window cleaning twice per calendar year. 2. Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord. 3. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and reasonable requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building. 4. As used herein, the term “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday after Thanksgiving Day, and Christmas Day on the days such Holidays are generally observed.

D-1 EXHIBIT D BUILDING RULES AND REGULATIONS 1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the reasonable judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord. 2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord. 3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. 4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves. 5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same. 6. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

D-2 7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited. 8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. 9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways. 10. No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance. 11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. 12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight. 13. No tenant shall purchase spring water, ice, towel, janitorial maintenance or other similar services from any person or persons not approved by Landlord. 14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising. 15. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to

D-3 prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building. 16. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons. 17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress. 18. The requirements of Tenant will be attended to only upon application to the Project Management Office. 19. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same. 20. All office equipment of high electrical consumption shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance. Landlord acknowledges and agrees that the placement of Tenant’s existing office equipment in the Premises is approved by Landlord. 21. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord. 22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards. 23. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord. 24. The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord. 25. If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord. 26. The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. 27. The Building is a non-smoking building. Smoking is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas. This prohibition applies during business and non-business hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, the lunch room and any other public/common area, as well as to all areas within the Leased Premises by Tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building. 28. The Building and Project is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons

D-4 (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all areas within the leased premises of tenants, all surface parking areas and the surrounding land related to the building. Landlord agrees to use commercially reasonable efforts to enforce the foregoing rules and regulations against all tenants in the Project in a consistent manner. In the event of any conflict between the provisions of this Lease and the rules and regulations, as may be amended, the provisions of this Lease shall control, and in no event shall Landlord pass or attempt to enforce against Tenant any rules and regulations which would violate or materially reduce Tenant’s rights under this Lease or impose any material additional costs on Tenant.

E-1 EXHIBIT E FORM OF ESTOPPEL CERTIFICATE The undersigned, ________________________, a _____________ (“Tenant”), the tenant under that certain Office Lease dated _______________, between Tenant and _____________, a _________, as landlord (“Landlord”) hereby certifies as follows: 1. The Premises (the “Premises”) under the Lease is Suite _____, ____________________________. 2. The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated _________________________ (copies of which are attached). 3. The Lease has not been assigned, encumbered, subleased or transferred in any manner other than: _____________________________________________________________________________________________ ____________________________________________________________________________________________ 4. The Commencement Date of the Lease is _______________________________ and the expiration date of the Lease is _____________. There are no options to extend the term of the Lease beyond such expiration date other than _________________________. 5. The present monthly rental under the Lease is $_____________. The sum of $ ___________, representing ___ month’s Rent has been paid in advance. Tenant's monthly estimated share of Operating Costs is $_________. 6. The security deposit held by Landlord under the Lease is $______________. 7. Rent under the Lease has been paid through the month of _____________. Tenant’s estimated share of Operating Costs payments have been paid through ____________________. 8. The Premises are presently occupied by Tenant. 9. Tenant has accepted the Premises without condition or qualification under the Lease. 10. To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows: 11. Tenant acknowledges that Landlord has the right to assign the Lease and the Rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Project without the consent of Tenant. 12. Tenant makes this statement for the benefit and protection of ______________ with the understanding that _________________ intends to rely on this statement in connection with ______________.

E-2 IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of _______________________. “TENANT” , a By: Name: Title:

F-1 EXHIBIT F FORM OF COMMENCEMENT DATE CERTIFICATE To: ____________________________ (“Landlord”) Date: ____________________________ Tenant’s Initial Certificate ___________________________________ __________________________________ The undersigned, as the Tenant under that certain Office Lease (the “Lease”) dated ______________, made and entered into between ______________, a _________________, as Landlord, and the undersigned, as Tenant, hereby certifies that: 1. The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease. 2. The Commencement Date of the Lease was ________________. 3. The Termination Date of the Lease is __________________. 4. The Lease is in full force and effect and has not been modified or amended. 5. Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned. Very truly yours, , a By: Name: Title:

G-1 EXHIBIT G JANITORIAL SPECIFICATIONS OFFICE SUITES AND MEETING ROOM AREAS 1. Nightly a. Sweep and damp mop all hard floor surfaces (stone, terrazzo, vinyl, asphalt, rubber, ceramic tile, granite pavers, etc.), uncarpeted raised floors and other types of non-waxed flooring. Sweep and dust mop all interior wood floor surfaces. b. Spray buff all waxed floor surfaces including all resilient stone, terrazzo and composition flooring. c. Vacuum all rugs and carpeted areas (including carpeted raised floors). Sweep or vacuum all internal stairways. d. Hand dust and wipe clean with damp cloth all furniture, file cabinets, equipment and windowsill, etc. Do not rearrange materials on desks. e. Dust, wipe clean and sanitize all telephones. f. Dust all chair rails, trim, etc. g. Remove all gum and foreign matter on sight. h. Empty and clean all waste receptacles and remove wastepaper and waste materials to designated areas. i. Install waste receptacle liners. j. Damp dust interiors of all waste disposal receptacles, wash as necessary. k. Empty and wipe clean all ashtrays and screen all sand urns. l. Wash clean, sanitize and polish dry all water fountains and water coolers, emptying all water reservoirs. m. Clean all glass furniture tops. Brush all fabric-covered chairs. n. Remove finger prints, dirt, smudges, graffiti, etc. from all glass doors, door frames, glass partitions, light switches, walls, elevator call buttons, elevator door jambs and doors. o. Spot wash interior partition glass, cubicle glass and door glass to remove smudge marks. p. Remove finger marks from all painted or vinyl covered surfaces near light switches, entrance doors, etc. q. Damp mop & clean any area designated as a vending area. r. Wash, clean and rinse dry all chalkboards. s. Dust all low reach areas including, but not limited to, structural and built-in furniture ledges, baseboards, windowsills, doors, workstation partitions and chairs.

G-2 t. Adjust all window treatment to uniform standard as directed by Owner and/or Manager. u. These cleaning tasks shall be scheduled so that a minimum number of lights are to be left on. Upon completion of the cleaning, all lights are to be turned off. All entrance doors are to be kept locked during this entire operation. 2. Weekly a. Wash and polish all glass and plastic desk and tabletops. b. Dust all closet shelving, coat racks and wash all closet flooring. c. Mop-Sweep all service stairways and remove all debris from roof to grade. d. Wash and clean all vinyl cove base and terrazzo floor base. 3. Monthly a. Strip, wash and wax all waxed floor surfaces including all resilient stone, terrazzo and composition flooring. b. Wash all partition, cubicle and door glass. c. Clean the tracks and saddles of elevators. d. Dust all door louvers, bucks and other ventilating louvers within reach. 4. Quarterly a. High dust all hard to reach areas not reached in nightly dusting including, but not limited to, all picture frames, charts, graphs, similar wall hangings, walls, doors, partitions, electrical and light fixtures, vents, louvers, ducts, and sprinklers. b. Damp wash and dry thoroughly all air conditioning louvers, grills, etc., not reached in nightly cleaning. 5. Semi-Annual a. Dust all mini-blinds with a treated cloth. b. Vacuum all upholstered furniture, and fabric covered walls and partitions. D. BUILDING & COMMON AREAS 1. Corridors, Entrance Lobbies, Loading Dock, Service Areas, Stairwells, Exterior Areas, Etc. a. Nightly (1) Sweep and machine-wash lobby flooring. (2) Clean all door saddles. (3) Empty, clean and sanitize all wastebaskets, cigarette urns and refuse receptacles. (4) Wipe clean all metal railings.

G-3 (5) Remove all gum wrappers, cigarettes, etc., from planters. (6) Spot clean and vacuum all interior and exterior walk-off mats as needed. (7) Wipe clean janitor’s sink, including bright work. (8) Sweep clean and mop floors in janitor’s closets and other such service areas. (9) Sweep, damp mop, spray buff and/or vacuum nightly the service corridors, fire control room, locker rooms, engineering room and Security office. Janitor’s storage room and lockers shall be removed of rubbish. (10) Trash, papers, or refuse of any kind is not to be stored or left in janitor’s closets at any time; store in designated location(s) as directed by building management. (11) Mops, sponges, or washing cloths are to be rinsed thoroughly and stored neatly. Supplies and other cleaning equipment are to be stored neatly in designated storage areas as directed by building management. (12) Keep loading dock area in a neat and clean condition at all times. (13) Scrub walls, floors and bins in wet rubbish areas. (14) Keep wastepaper, cardboard, rubbish, etc. stored in approved receptacles or assigned rooms. (15) Clean floors, walls, doors, etc. as necessary. (16) Slop sinks are to be cleaned after use. (17) Drains are to be kept clean of mop strings and dirt. (18) Mops, rags and equipment are to be cleaned and stored in racks. (19) Storerooms, electric closets, telephone closets shall be kept free of debris. Police daily and sweep as needed or as instructed by building management. (20) Sweep all stairwells from lowest level to highest landing. (21) Empty exterior trash receptacles. b. Weekly (1) Strip, wash and wax all waxed flooring including all resilient stone, terrazzo and composition floors. c. Quarterly (1) Dust all speakers/strobes, exit lights and light fixtures. (2) Dust walls, manual pull stations, door handles, etc.

G-4 2. Mechanical Equipment Rooms and Stairwells a. Weekly (1) Sweep and damp mop floor surfaces. (2) Dust doors and frames (both sides). b. Quarterly (1) Dust light fixtures, exit lights and speaker/strobes. c. Semi-Annual (1) Dust all pipes, ducts, ventilating grilles, air conditioning machines and other accessible equipment in mechanical equipment rooms and stairwells as required by periodic inspection. 3. Passenger and Freight Elevators and Lobbies a. Nightly (1) Wipe down with a lint free cloth (wash if necessary) elevator doors, frames, glass, and interior panels. Vacuum and polish all saddles and bottom tracks. (2) Clean, damp wipe and disinfect all mounted water coolers. (3) Clean glass double doors and frames (both sides). (4) Remove finger marks from light switches and surrounding surfaces. (5) Sweep and damp mop floor. (6) Spray buff floor. (7) Vacuum carpeted floors. (8) Spot clean carpeted floors. (9) Spot clean elevator lobby fabric panels. E. LAVATORIES 1. Nightly a. Restock all lavatories with supplies, including paper towels, toilet tissue, toilet seat covers and hand soap, as required. b. Restock all sanitary napkin and tampon dispensers as required. c. Wash and polish all mirrors, dispensers, faucets, flush meters, and bright work with non-scratch disinfectant cleaner. Wipe dry all sinks. d. Wash and sanitize all toilets, toilet seats (both sides), urinals and sinks with non-abrasive disinfectant cleaner.

G-5 e. Remove stains and scale from toilets, urinals and sinks as required. f. Mop all restroom floors with disinfectant germicidal solution. g. Empty and sanitize all waste, sanitary napkin and tampon receptacles. h. Remove all restroom trash to designated areas. i. Spot clean fingerprints, marks and graffiti from walls, partitions, glass, aluminum and light switches. j. Check for lights burned out or not working properly and report them to the Supervisor. Plumbing problems (i.e. dripping faucets and mechanical deficiencies) should also be reported. Supervisor is to advise Manager of needed repairs. k. Minimum one gallon of water should be poured in floor drain and clean drain cover where applicable. 2. Monthly a. Dust high reach areas including, but not limited to, structural ledges, mirror tops, partition tops and edges, air-conditioning diffusers and return air grilles, and lighting fixtures. b. Power-scrub all flooring. c. Wipe and wash down all tile walls and metal partitions. Partitions should be left clean and streak free. F. WINDOW CLEANING 1. Daily a. Clean building entrance doors and lobby glass and keep in a clean condition, inside and outside. b. Clean interior lobby glass. c. Clean interior elevator glass. 2. Weekly a. Clean tops of entrance vestibule doors, doors, and transoms. b. Clean all elevator lobby glass. 3. Monthly a. Clean all partitions including cubicle glass. b. Clean all street level glass outside.

G-6 G. MEDICAL FACILITIES This section has intentionally been deleted. H. DAY PORTER & MAID PERSONNEL 1. Day Staff Duties a. Daily (1) Police all lavatories at least twice each day and report any deficiencies to Building Manager. (2) Restock all dispensers as required. (3) Sanitary napkin dispensers are to be restocked and maintained in good working order by Contractor. (4) Keep stairways clean. (5) Police and keep free of any debris all basements, corridors, stairways, set-backs, roof areas, and garage-to-building entrances on all levels. (6) Wipe clean and remove with treated dust cloth all finger marks from all metal and bright work throughout interior of lobby, elevator door frames (inside and out), directory boards, and entrance doors (inside and out) perform as needed to maintain clean appearances. (7) Sweep and police sidewalk, patio, deck and smoking areas at all times. Clean exterior furniture (patio tables, chairs, benches, etc.). Sweep sidewalk arcade and expansion joints daily (weather and regulations permitting). Empty all trash containers in building and garage as necessary. (8) Wash planters if applicable. (9) Maintain entire building exterior at street level, including metal work, entrance doors, store front trim and exterior window frames and mullion; clean standpipe and sprinkler Siamese connections and hose bibs. Properly maintain the exterior of the building so that there is a uniformity of color, brightness and cleanliness at all times. (10) Sweep loading dock area inside and outside. (11) Empty and strain sand in all cigarette urns. Replace sand as needed. (12) Vacuum elevator lobbies and building corridors as necessary throughout the day. (13) Remove all gum and foreign matter from sidewalks and other areas on sight. (14) Clean & polish all glass at building entrance doors minimum of three (3) times daily. (15) Sweep and police the loading dock and trash collection areas daily or as directed by Owner and/or Manager. (16) Sweep and police structured and surface parking areas, elevators twice daily at a minimum. (17) Police passenger elevators at all times and vacuum at least three (3) times daily.

G-7 (18) Report any plumbing problems and mechanical deficiencies to Property Manager immediately (i.e. leaks, dripping faucets etc.) (19) Remove trash and debris from planting areas, sod areas, parking lot, parking garage, etc. throughout the day. (20) Any other activities as directed by Building Manager and its staff. b. Weekly (1) Damp dusts all stairwell doors, both sides. (2) Clean patio tables and chairs. (3) Sweep all stairways, including railings and risers. (4) Sweep and remove all cobwebs from walls, window sills, door frames, ledges, ceilings, etc. c. Monthly (1) Wash all stairways, including railings and risers. Keep fire hoses and extinguishers clean and dust free. (2) Wash all store front windows. (3) Police vacant suites — clean, sweep, and vacuum as needed. d. Quarterly (1) Wash stairway door bucks.

H-1 EXHIBIT H RESERVED PARKING SPACE LOCATIONS

H-2

I-1 EXHIBIT I RENEWAL OPTION 1. Subject to and upon the terms, provisions, and conditions set forth in this Exhibit I, Tenant shall have the option (the “Renewal Option”) to renew and extend the term of this Lease for one (1) additional period of five (5) consecutive years (the “Renewal Term”). The Renewal Term shall commence at the expiration of the Initial Term of this Lease. Tenant must renew (if at all) with respect to all of the then existing Premises. 2. The Renewal Option may be exercised only by Tenant giving written notice thereof, no more than twelve (12) months nor less than nine (9) months prior to the expiration of the Initial Term of this Lease (the “Renewal Notice”). If Tenant fails to give notice of the exercise of the Renewal Option within such specified time period, the Renewal Option shall be deemed waived and of no further force and effect, and this Lease shall terminate upon the expiration of the Initial Term. 3. Tenant may exercise the Renewal Option only if, at the time of Tenant’s exercise of the Renewal Option and upon the commencement of the Renewal Term, (a) no uncured event of default then currently exists under this Lease and (b) Tenant (together with any Permitted Transferees) are occupying all of the then existing Premises. If such condition(s) are not satisfied or waived by Landlord, the Renewal Option shall be terminated and of no further force and effect, any purported exercise thereof shall be null and void, and this Lease shall terminate upon the expiration of the Initial Term. No assignee of Tenant (other than an assignee who is a permitted Transferee), or sublessee of the Premises, may exercise the Renewal Option. 4. If Tenant exercises the Renewal Option, all of the terms, covenants and conditions provided in this Lease shall continue to apply during the Renewal Term, except that (a) the Basic Annual Rent during the Renewal Term shall be equal to then prevailing Market Base Rental Rate (as defined below) for the Premises as to which the Term of this Lease is being extended effective as of the commencement of the Renewal Term; (b) the Premises as to which the Term of this Lease is being extended shall be provided in their then existing condition (on an as-is basis) at the time the Renewal Term commences, without any obligation on the part of Landlord to furnish, install or modify any leasehold improvements or to provide any allowance or credit therefor; but the amount of any improvement allowance, free rent and other concessions to be provided by Landlord and/or the fact that no improvement allowance, free rent and other concessions are to be provided, shall be taken into account as part of the determination of the Market Base Rental Rate, and (c) any terms, covenants and conditions that are expressly or by their nature inapplicable to the Renewal Term shall be deemed void and of no further force and effect. 5. When used in the Lease, “Market Base Rental Rate” shall be that rate (determined on a “net” lease basis charged to tenants whether such tenants are new tenants or renewing tenants) that a willing tenant would pay and a willing landlord would accept in an arm’s length bona fide negotiation for space of comparable size, location and condition in the Building and in other Comparable Buildings taking into consideration all relevant factors, including the following: (i) the location, quality, condition and age of the building; (ii) the use, location, size and floor level(s) of the space in question, including view, elevator lobby exposure, etc.; (iii) the definition of “rentable square feet” or “rentable area”; (iv) the extent of leasehold improvements (other than those already installed by Tenant in the Premises) and/or allowances therefor; (v) abatements (including with respect to base rental, operating expenses and real estate taxes, and parking charges), taking into account any abatements or inducements being provided to Tenant pursuant to the terms of this Lease; (vi) inclusions or exclusions of parking charges in rental; (vii) lease takeovers/assumptions; (viii) relocation/moving allowances; (ix) space planning/interior architecture and engineering allowances; (x) refurbishment and repainting allowances; (xi) club memberships; (xii) other concessions or inducements; (xiii) extent of services provided or to be provided; (xiv) distinction between “gross” and “net” lease; (xv) base year or dollar amount for escalation purposes (both operating expenses and ad valorem/real estate taxes) in the case of “gross” leases; (xvi) any other adjustments (including by way of indexes) to base rental; (xvii) credit standing and financial stature of the tenant; (xviii) term or length of lease; (xix) the time the particular rental rate under consideration was agreed upon and became or is to become effective; (xx) the payment of a leasing commission and/or fees/bonuses in lieu thereof, whether to Landlord, any person or entity affiliated with Landlord, or otherwise; and (xxi) any other relevant term or condition in making such Market Base Rental Rate determination. The Rent and allowances set forth herein are not necessarily determinative of Market Base Rental Rate. In determining Market Base Rental

I-2 Rate, the rates paid by other tenants in the Building shall be taken into account but shall be given no more or less weight in the consideration of Market Base Rental Rate than rates paid by tenants in other Comparable Buildings. 6. (a) Landlord shall give Tenant written notice of its determination (“Landlord’s Determination”) of the Market Base Rental Rate for the Renewal Term not later than fifteen (15) days after Landlord’s receipt of the Tenant’s election to renew the Term of this Lease. Within thirty (30) days after Tenant’s receipt of Landlord’s Determination, Tenant shall give Landlord written notice that Tenant either (i) accepts Landlord’s Determination, or (ii) disagrees with Landlord’s Determination and provides to Landlord Tenant’s determination (“Tenant’s Determination”) of the Market Base Rental Rate for the Renewal Term. If Tenant fails to respond within such thirty (30) day period, or if Tenant fails to deliver Tenant’s Determination to Landlord within such thirty (30) day period, Tenant shall be deemed to have accepted Landlord’s Determination. If Tenant delivers Tenant’s Determination to Landlord within such thirty (30) day period, then Landlord and Tenant shall endeavor to agree upon the Market Base Rental Rate for the Renewal Term within thirty (30) days after the earlier of (i) the date of Landlord’s receipt of such Tenant’s Determination or (ii) the expiration of such thirty (30) day period (the “Negotiation Period”). If Landlord and Tenant fail to agree upon the Market Base Rental Rate by the expiration of such Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, Landlord and Tenant shall convene a meeting at the Building and during such meeting each shall provide to the other its respective final determination of Market Base Rental Rate (respectively, the “Landlord’s Final Determination” and the “Tenant’s Final Determination”). Within ten (10) business days after such meeting Tenant shall, by the delivery of written notice, either (1) accept Landlord’s Final Determination, (2) elect to have the Market Base Rental Rate determined in accordance with Section 5(b) of this Exhibit I, or (3) withdraw its election to renew the Term of this Lease. Tenant’s failure to attend such meeting, deliver to Landlord Tenant’s Final Determination, or deliver written notice of such election by the end of such ten (10) business day period shall be deemed Tenant’s election to accept Landlord’s Determination. (b) If Tenant has timely elected to have Market Base Rental Rate determined in accordance with this Exhibit I, then each of Tenant and Landlord shall, within ten (10) days following Tenant’s election pursuant to Section 5(a)(2) of this Exhibit I, appoint a commercial real estate broker, licensed in Texas and with no less than ten (10) years’ experience in leasing office space in comparable commercial buildings in The Woodlands, Texas who has handled transactions for at least one hundred thousand (100,000) rentable square feet of Class A office space in the Woodlands, Texas in the immediately previous three (3) years (each a “Qualified Broker”), and provide written notice to the other party specifying the name and address of the Qualified Broker so chosen. No Qualified Broker may be either a former or current employee of Tenant or Landlord or any individual who has represented Landlord or Tenant in connection with this Lease or any renewal, expansion, or amendment hereof. If either party fails to appoint a Qualified Broker within the ten (10) day period set forth above, then the other party who has appointed a Qualified Broker within such ten (10) day period shall have the right to appoint a Qualified Broker on behalf of the party who has failed to do so. The two Qualified Brokers shall meet within ten (10) days after the second Qualified Broker is appointed and together appoint a third Qualified Broker whose name and address shall be given to Landlord and Tenant. If the two Qualified Brokers cannot agree on the third Qualified Broker within ten (10) days, then either party, by written notice to the other, may request such appointment by the American Arbitration Association. The three Qualified Brokers shall meet to determine the Market Base Rental Rate within ten (10) days after the third Qualified Broker is appointed. The Qualified Brokers shall, by majority vote, select either Landlord’s Final Determination or Tenant’s Final Determination, whichever determination the Qualified Brokers decide most closely resembles the Market Base Rental Rate at the time of such determination. In no event shall the Qualified Brokers have authority to make an independent determination of Market Base Rental Rate or the authority to select any Market Base Rental Rate other than either Landlord’s Final Determination or Tenant’s Final Determination. Upon final determination of the Market Base Rental Rate for the Renewal Term (whether by mutual agreement of Landlord and Tenant or by determination of the Qualified Brokers, as set forth above), such determination shall be binding on Landlord and Tenant. Landlord and Tenant shall each bear all costs and expenses incurred in connection with their own Qualified Brokers, and Landlord and Tenant shall each pay fifty percent (50%) of the fees incurred in connection with the third Qualified Broker. As long as Tenant has timely made all elections required hereunder to renew the Term of this Lease and determine Market Base Rental Rate, as described above, delays incurred in actually determining Market Base Rental Rate shall not affect Tenant’s exercise of the Renewal Option. 7. Tenant and Landlord shall execute and deliver a mutually acceptable amendment to this Lease specifying, among other matters, (a) the Renewal Term and (b) the Basic Annual Rent schedule for the Premises.

I-3 8. Tenant shall have the right to assign the Renewal Option to any assignee who is a Permitted Transferee.

J-1 EXHIBIT J FORM OF LETTER OF CREDIT [DATE] ____________________ ____________________ ____________________ ____________________ Ladies and Gentlemen: At the request and on the instructions of our customer, ____________________ (the “Applicant”), we hereby establish this Irrevocable Letter of Credit No. ____________________ (the “Letter of Credit”) in the amount of $__________ in your favor. This Letter of Credit is effective immediately and shall have a minimum term of __________ years from the date hereof (the “Initial Term”). This Letter of Credit shall automatically renew for successive one-year periods (each, a “Successive Term”) unless we notify you in writing at least sixty (60) days prior to the expiration of the applicable Successive Term that the Letter of Credit will not be renewed by us. This Letter of Credit is issued with respect to that certain lease, by and between you, as Landlord, and the Applicant, as Tenant. Said lease, and any amendments or modifications thereof, is hereinafter referred to as the "Lease." Our obligations under this Letter of Credit are solely as set forth herein and are completely independent of the obligations of the Applicant under the Lease. We do not undertake any obligation under the Lease, nor do we undertake any responsibility to ascertain any facts, or to take any other action, with respect to the Lease, and we acknowledge that our obligations under this Letter of Credit shall not be affected by any circumstance, claim or defense of any party as to the enforceability of the Lease. The references to the Lease in this Letter of Credit are solely to state our agreement that this Letter of Credit is an independent obligation and shall not be affected by the Lease. Funds under this Letter of Credit will be made available to you against receipt by us of a Sight Draft in the form of Annex A attached hereto, in each case appropriately completed and purportedly signed by one of your authorized officers. Presentation of any such Sight Draft shall be made at our office located at [PRESENTATION OFFICE ADDRESS), Attention: _________________________, facsimile number (_____) __________, during our banking hours of _____ a.m., Central Time, to _____ p.m., Central Time. Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile. Presentation by facsimile transmission shall be by transmission of the above required Sight Draft drawn on us together with this Letter of Credit to our facsimile number set forth above during our banking ours. We agree to notify you in writing of any change in such direction. Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such Sight Draft and Letter of Credit are being remitted, for delivery on the next business day, to the address set forth above. If a sight draft is presented hereunder by 10:00 a.m., Central Time, and provided that such sight draft conforms to the terms and conditions of this Letter of Credit, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Central Time, on the same day. If a sight draft is presented by you hereunder after the time specified above, and provided that such sight draft conforms to the terms and conditions of this Letter of Credit, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Central Time, on the next business day. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you notice within one business day that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-

J-2 conforming demand for payment to the extent that you are entitled to do so and within the validity of this Letter of Credit. Partial drawings are allowed under this Letter of Credit. Any drawing under this Letter of Credit will be paid from our general funds and not directly or indirectly from funds or collateral deposited with or for our account by the Applicant, or pledged with or for our account by the Applicant. This Letter of Credit is transferable and notwithstanding Article 48 of the Uniform Customs (as defined below), this Letter of Credit may be successively transferred. Transfer of this Letter of Credit to a transferee shall be effected only upon the presentation to us of the original of this Letter of Credit accompanied by a certificate in the form of Annex B. Upon such presentation we shall transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions consistent with, and substantially the same as, this Letter of Credit. This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the “Uniform Customs”), which is incorporated into the text of this Letter of Credit by this reference. This Letter of Credit shall be deemed to be issued under the laws of the State of Texas and shall be governed by and construed in accordance with the law of the State of Texas with respect to matters not governed by the Uniform Customs and matters on which the Uniform Customs and the laws of the State of Texas are inconsistent. Very truly yours, [ISSUING BANK] By: Name: Title:

J-3 ANNEX A DATE: TO: ____________________________ ____________________________ ATTN: _____________________ RE: LETTER OF CREDIT NO. ________ ISSUED BY ____________________ GENTLEMEN: THE UNDERSIGNED BENEFICIARY HEREBY DEMANDS PAYMENT OF $_____________ TO BE PAID IN IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH THE ABOVE-REFERENCED LETTER OF CREDIT. SINCERELY, _____________________________ BENEFICIARY’S NAME _____________________________ SIGNATURE OF BENEFICIARY

J-4 ANNEX B DATE: TO: ____________________________ ____________________________ ATTN: _____________________ RE: LETTER OF CREDIT NO. ________ ISSUED BY ____________________ GENTLEMEN: FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO: (NAME OF TRANSFEREE) (ADDRESS) ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY. THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER. SINCERELY, (BENEFICIARY’S NAME) SIGNATURE OF BENEFICIARY SIGNATURE AUTHENTICATED (NAME OF BANK) AUTHORIZED SIGNATURE